EXHIBIT 99.1

RUDOLPH TECHNOLOGIES REPORTS 2017 FOURTH QUARTER AND FULL YEAR RESULTS

•	Quarterly Revenue Increased 11 Percent over Prior Year Period
•	Full Year 2017 Produced Record Revenue and Backlog Driven by Memory and Specialty Device Markets

WILMINGTON, MASSACHUSETTS (February 1, 2018) – Rudolph Technologies, Inc. (NYSE: RTEC), a leading provider of semiconductor process control systems, lithography equipment, as well as process control and yield management software for wafer fabs and advanced packaging facilities, today announced financial results for the 2017 fourth quarter.

2017 Fourth Quarter Highlights

•	Fourth quarter revenue of $60.1 million, an increase of 11 percent over the 2016 fourth quarter.
•	Orders exceed $100 million in the fourth quarter, including $21 million from two memory customers.
•	Gross margins strengthen to 54 percent.
•	Shipment of JetStep® S lithography tool to major IDM for pre-production panel fan out packages.

2017 Year-End Highlights

•	Third consecutive record sales year posted for the first time in Company history.
•	GAAP net income was $32.9 million, or $1.02 per diluted share. Non-GAAP net income was $38.9 million, or $1.21 per diluted share, resulting in all-time record non-GAAP earnings.
•	Expanded our positions in high growth markets: Advanced Packaging and Memory.
•	Three new JetStep® S lithography system customers for panel fan out packaging in 2017.
•	Sales doubled in 2017 for MetaPULSE® metrology tools to memory customers for hard mask measurements.
•	Received second JetStep® system order for AMOLED display lithography.

Key Financial Data for the Quarters Ended December 31, 2017,

September 30, 2017, and December 31, 2016

(in thousands, except per share amounts)

US GAAP
	December 2017	September 2017	December 2016
Revenue	$60,081	$66,920	$54,076
Gross profit margin	53.5%	52.5%	51.5%
Operating income	$11,391	$25,517	$6,339
Net income (loss)	$(804)	$17,369	$6,126
Net income (loss) per diluted share	$(0.03)	$0.54	$0.19

US NON-GAAP
	December 2017	September 2017	December 2016
Revenue	$60,081	$66,920	$54,076
Gross profit margin	53.6%	52.6%	51.6%
Operating income	$13,059	$15,566	$9,078
Net income	$9,437	$10,627	$6,644
Net income per diluted share	$0.29	$0.33	$0.21

Michael Plisinski, chief executive officer, commented, “The fourth quarter capped another year of balanced double digit growth for Rudolph. In the quarter, we continued to build on our foundation for growth adding new customers and applications for our new products and adding an additional panel fan out customer in advanced packaging.  Closing the quarter with record backlog spanning multiple markets is providing Rudolph with unusual clarity for the year ahead.”

Mr. Plisinski concluded, “Strong global markets driven by a variety of factors including continued demand for advanced servers for growing cloud and AI applications, continued demand for sensors and advanced computing for autonomous driving and mobile applications is setting up 2018 to be another year of broad based growth for Rudolph.”

Fourth Quarter 2017 GAAP Financial Results

Fourth quarter revenue totaled $60.1 million, a decrease of 10 percent compared with $66.9 million for the third quarter of 2017 and an 11 percent increase compared with $54.1 million in the fourth quarter of 2016.  The fourth quarter gross margin improved to 53.5 percent of revenues, compared to 52.5 percent in the third quarter of 2017.

Operating expenses for the fourth quarter of 2017 totaled $20.7 million, compared to $9.6 million for the third quarter of 2017.  The increase in operating expense was primarily due to a $13.0 million gain from a litigation settlement in the third quarter, which reduced overall operating expenses.  Excluding the gain, operating expenses decreased by $1.9 million primarily due to the timing of research and development projects and lower selling, general and administrative expenses.

GAAP net loss for the fourth quarter of 2017 was ($0.8) million, or ($0.03) per diluted share, compared with GAAP net income of $17.4 million, or $0.54 per diluted share, for the third quarter of 2017. The decrease in GAAP net income was primarily due to the after tax impact of the $13.0 million litigation settlement gain recorded in the third quarter, which increased the third quarter net income.  Also contributing to the quarter-over-quarter change were non-cash discrete tax charges of $9.5 million recorded in the fourth quarter of 2017 related to the 2017 Tax Cut and Jobs Act “Tax Reform” passed by the U.S. Congress, as discussed below.  In the fourth quarter of 2016, GAAP net income was $6.1 million, or $0.19 per diluted share.

Fourth Quarter Non-GAAP Financial Results

Fourth quarter 2017 non-GAAP net income was $9.4 million, or $0.29 per diluted share and exceeded the Company’s guidance.  Non-GAAP results excluded certain items, as detailed in the attached table. Third quarter 2017 non-GAAP net income was $10.6 million, or $0.33 per diluted share. In the fourth quarter of 2016, non-GAAP net income was $6.6 million, or $0.21 per diluted share.

Balance Sheet

At December 31, 2017, cash and marketable securities increased $18.0 million over the previous quarter to $177.4 million and cash provided by operating activities was $21.6 million for the fourth quarter. Accounts receivable decreased slightly in the quarter to $65.3 million and inventory increased slightly to $67.5 million.  Working capital increased in the quarter and ended at $279.8 million.

Outlook

The Company is currently anticipating revenue to be in a range of $64 million to $74 million.  The Company is also expecting diluted GAAP net income per share to be in the range of $0.27 to $0.45 and non-GAAP net income per diluted share to be in the range of $0.32 to $0.50.  Due to the enactment of tax reform, the Company currently expects its effective tax rate to be in the range of 19 percent to 22 percent.

Conference Call

Rudolph Technologies will discuss its 2017 fourth quarter and full year financial results and other matters on a conference call it is hosting today at 4:30 PM EST.  To participate in the call, please dial (800)-289-0438 (Domestic) or +1 (323)-994-2083 (International), and reference Conference ID #5521220 at least five (5) minutes prior to the scheduled start time.  A live webcast will also be available on the Company’s website at www.rudolphtech.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software.

There will be a replay of the conference call available from 8:00 pm EST on February 1, 2018 until 11:59 pm EST on February 8, 2018.  To access the replay, please dial (888) 203-1112 (Domestic) or +1 (719) 457-0820 (International) at any time during that period and use Conference ID #5521220.

A replay will also be available on the Company’s website at www.rudolphtech.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial information including non-GAAP gross profit, operating income, net income, and net income per diluted share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the Company’s financial results to assess operational performance. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the Company uses in making operating decisions and because the Company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The financial statements provided with this release include a reconciliation of the non-GAAP financial measures to those measures reported in accordance with GAAP.

The Company’s non-GAAP financial measures, used in this press release, reflect adjustments based on the following items:

Share-based compensation expense.   These expenses relate to employee restricted stock units and employee stock options. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results.

Amortization of intangibles.  The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Patent litigation fees and income. The Company, from time to time, may incur charges or benefits that are outside of the ordinary course of the Company’s business related to litigation. The Company believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of the Company’s business and because of the singular nature of the claims underlying the matter.

Gain on sale of building.  The Company received this benefit from the sale of one of its assets. The Company believes it is useful to exclude such benefit because it does not consider such amount to be part of the ongoing operation of the Company’s business and because of the singular nature of the matter.

Net tax provision (benefit) adjustments.  This line item represents the income tax effects of the non-GAAP items.

Tax reform.  The Tax Cuts and Jobs Act impacted the Company’s 2017 results primarily due to (i) a one-time non-cash tax expense estimated at $8 million, reflecting the revaluation of its net deferred tax asset using a U.S. federal tax rate of 21%, (ii) a one-time transition tax estimated at $1.5 million on its unremitted foreign earnings and profits, which are offset by utilized foreign tax credits estimated at $1.6 million and (iii) a valuation allowance associated with any remaining foreign tax credits of $1.5 million, which may not be utilized in future periods. The Company will continue to evaluate the impact of tax reform during the measurement period.

About Rudolph Technologies

Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices.  Headquartered in Wilmington, Massachusetts, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers of Rudolph’s products and customer service; Rudolph’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding the semiconductor market outlook; Rudolph’s first quarter 2018 financial outlook; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control.  Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2016 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact: Investors: Michael Sheaffer Senior Director, Corp. Communications 978.253.6273 Mike.Sheaffer@rudolphtech.com	Trade Press: Amy Shay 952.259.1794 Amy.Shay@rudolphtech.com

(Financial tables follow)

RUDOLPH TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	December 31, 2017	December 31, 2016
		(Audited)
ASSETS
Current assets
Cash and marketable securities	$177,359	$125,731
Accounts receivable, net	65,283	64,912
Inventories	67,521	65,485
Prepaid and other assets	11,919	6,502
Total current assets	322,082	262,630
Net property, plant and equipment	17,342	11,858
Intangibles	31,127	32,768
Other assets	15,371	31,443
Total assets	$385,922	$338,699

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$26,800	$21,495
Other current liabilities	15,507	14,467
Total current liabilities	42,307	35,962
Other non-current liabilities	10,461	9,002
Total liabilities	52,768	44,964
Stockholders’ equity	333,154	293,735
Total liabilities and stockholders’ equity	$385,922	$338,699

(Financial tables to follow)

RUDOLPH TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Revenues	$60,081	$66,920	$54,076	$255,098	$232,780
Cost of revenues	27,955	31,775	26,212	120,503	109,229
Gross profit	32,126	35,145	27,864	134,595	123,551
Operating expenses:
Research and development	10,810	12,020	11,309	46,986	44,964
Selling, general and administrative	9,501	10,102	9,681	39,381	38,562
Amortization	424	506	535	1,940	2,320
Patent litigation income	—	(13,000)	—	(13,000)	(14,643)
Total operating expenses	20,735	9,628	21,525	75,307	71,203
Operating income	11,391	25,517	6,339	59,288	52,348
Interest (income) expense, net	(313)	(244)	(145)	(971)	2,834
Other expense (income)	(76)	98	(260)	457	(354)
Income before income taxes	11,780	25,663	6,744	59,802	49,868
Provision for income taxes	12,584	8,294	618	26,893	12,916
Net income (loss)	$(804)	$17,369	$6,126	$32,909	$36,952
Earnings (loss) per share:
Basic	$(0.03)	$0.55	$0.20	$1.05	$1.19
Diluted	$(0.03)	$0.54	$0.19	$1.02	$1.16
Weighted average shares outstanding:
Basic	31,597	31,571	31,085	31,491	31,128
Diluted	31,597	32,170	32,018	32,162	31,790

(Financial tables to follow)

RUDOLPH TECHNOLOGIES, INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenue	$60,081	$66,920	$54,076	$255,098	$232,780
Gross profit	$32,193	$35,210	$27,930	$134,884	$123,801
Gross margin as percentage of revenue	53.6%	52.6%	51.6%	52.9%	53.2%
Operating expenses	$19,134	$19,644	$18,852	$78,368	$76,543
Operating income	$13,059	$15,566	$9,078	$56,516	$47,258
Operating margin as a percentage of revenue	21.7%	23.3%	16.8%	22.2%	20.3%
Net income	$9,437	$10,627	$6,644	$38,900	$31,391
Net income per diluted share	$0.29	$0.33	$0.21	$1.21	$0.99

RECONCILIATION OF U.S. GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
U.S. GAAP gross profit	$32,126	$35,145	$27,864	$134,595	$123,551
Pre-tax non-GAAP items:
Share-based compensation expense	67	65	66	289	250
Non-GAAP gross profit	$32,193	$35,210	$27,930	$134,884	$123,801
U.S. GAAP gross margin as a percentage of revenue	53.5%	52.5%	51.5%	52.8%	53.1%
Non-GAAP gross margin as a percentage of revenue	53.6%	52.6%	51.6%	52.9%	53.2%
U.S. GAAP operating expenses	$20,735	$9,628	$21,525	$75,307	$71,203
Pre-tax non-GAAP items:
Amortization of intangibles	424	506	535	1,940	2,320
Litigation fees	(13)	1,078	1,076	2,618	2,458
Patent litigation income	—	(13,000)	—	(13,000)	(14,643)
Share-based compensation expense	1,190	1,400	1,062	5,381	4,525
Non-GAAP operating expenses	19,134	19,644	18,852	78,368	76,543
Non-GAAP operating income	$13,059	$15,566	$9,078	$56,516	$47,258
U.S. GAAP operating margin as a percentage of revenue	19.0%	38.1%	11.7%	23.2%	22.5%
Non-GAAP operating margin as a percentage of revenue	21.7%	23.3%	16.8%	22.2%	20.3%

(Financial table to follow)

RUDOLPH TECHNOLOGIES, INC.

RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
U.S. GAAP net income (loss)	$(804)	$17,369	$6,126	$32,909	$36,952
Pre-tax non-GAAP items
Amortization of intangibles	424	506	535	1,940	2,320
Litigation fees	(13)	1,078	1,076	2,618	2,458
Patent litigation income	—	(13,000)	—	(13,000)	(14,643)
Share-based compensation expense	1,257	1,465	1,128	5,670	4,775
Gain on sale of building	—	—	—	—	(946)
Net tax provision (benefit) adjustments	(883)	3,209	(2,221)	(693)	475
Tax reform	9,456	—	—	9,456	—
Non-GAAP net income	$9,437	$10,627	$6,644	$38,900	$31,391
Non-GAAP net income per diluted share	$0.29	$0.33	$0.21	$1.21	$0.99

SUPPLEMENTAL INFORMATION - RECONCILIATION OF FIRST QUARTER 2018

GAAP TO NON-GAAP GUIDANCE (net of tax)

	Low	High
Estimated GAAP net income per diluted share	$0.27	$0.45
Estimated non-GAAP items:
Amortization of intangibles	0.01	0.01
Share-based compensation expense	0.04	0.04
Estimated non-GAAP net income per diluted share	$0.32	$0.50

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